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                                                              exhibit 3(a)
                          STATE OF DELAWARE                      PAGE 1

                  OFFICE OF THE SECRETARY OF STATE

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "INTERNATIONAL RECTIFIER CORPORATION", FILED IN THIS OFFICE ON THE FOURTH DAY OF DECEMBER, A.D. 1995, AT 4:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.







                                     [cad 157]seal[cad 179] /s/ Edward J. Freel
                                            --------------------------
                                            Edward J. Freel, Secretary of State


                                            AUTHENTICATION:
                                                              7735111
                                                      DATE:


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                       CERTIFICATE OF AMENDMENT

                                  OF

                     CERTIFICATE OF INCORPORATION

     INTERNATIONAL RECTIFIER CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST:   That at a meeting of the Board of Directors of International
Rectifier Corporation, held on August 28, 1995, resolutions were duly adopted to amend the Certificate of Incorporation of said corporation to increase the number of authorized shares of Common Stock from 30,000,000 shares to 150,000,000 shares, declaring said amendment to be advisable and setting aside the matter for consideration at the Annual Meeting of Stockholders on November 20, 1995.

     SECOND:   Article 4 of the Certificate of Incorporation, as submitted to the stockholders of the Corporation in the Proxy Statement dated September 28, 1995, was amended to read in its entirety:

          The total number of shares of stock which the corporation shall have authority to issue is 150,000,000 shares of Common Stock and 1,000,000 preferred shares. The par value of each of the common and preferred shares is One Dollar ($1.00) each.

     THIRD:   That thereafter, pursuant to a resolution of its Board of
Directors, the Annual Meeting of Stockholders of said corporation was duly called and held on November 20, 1995, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     FOURTH:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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     IN WITNESS WHEREOF, said International Rectifier Corporation has caused this Certificate to be signed by Eric Lidow, its Chairman of the Board, and attested by Gerald A. Koris, its Secretary, this 29th day of November, 1995.




                                           By: /s/ Eric Lidow
                                              ----------------
                                              Eric Lidow, Chairman of the Board





Attest:

By: /s/ Gerald A. Koris
   ---------------------------
    Gerald A. Koris, Secretary